Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated February 12, 2021

ALEXANDER MITCHELL		SCOPUS CAPITAL, INC.

/s/ Daniel Fried, attorney-in-fact		By:	/s/ Daniel Fried
		Name:	Daniel Fried
		Title:	Attorney-in-Fact

SCOPUS ASSET MANAGEMENT, L.P.		SCOPUS ADVISORS, LLC
By: Scopus Capital, Inc., its General Partner

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried
Name:	Daniel Fried	Name:	Daniel Fried
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS PARTNERS, L.P.		SCOPUS PARTNERS II, L.P.
By: Scopus Advisors, LLC, its General Partner		By: Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried
Name:	Daniel Fried	Name:	Daniel Fried
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS VISTA PARTNERS, L.P.		SCOPUS FUND LTD.
By: Scopus Advisors, LLC, its General Partner

By:	/s/ Daniel Fried	By:	/s/ Daniel Fried
Name:	Daniel Fried	Name:	Daniel Fried
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

SCOPUS VISTA FUND LTD.

By:	/s/ Daniel Fried
Name:	Daniel Fried
Title:	Attorney-in-Fact

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